Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northsight Capital, Inc. (the “Registrant”) on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, John Bluher, CEO and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	05/20/2015	By:	/s/ John Bluher
John Bluher, CEO and Director
Northsight Capital, Inc. Principal Executive and Principal Financial Officer